                                                                     EXHIBIT 5.1

                                Latham & Watkins
                       505 Montgomery Street, Suite 1900
                        San Francisco, California 94111
                                 (415) 391-0600


                                 July 13, 2001


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75057

                Re: $150,000,000 Aggregate Principal Amount of 5.25% Convertible Senior Subordinated Notes due 2009

Ladies and Gentlemen:

                In connection with the registration of $150,000,000 aggregate principal amount of 5.25% Convertible Senior Subordinated Notes due 2009 (the "Securities") by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and the guarantees of the Securities (the "Guarantees") by the Company's wholly-owned domestic subsidiaries listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on May 3, 2001, as amended by Amendment No. 1 thereto to be filed with the Securities and Exchange Commission on July 13, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees have been issued pursuant to an indenture dated as of March 15, 2001 (the "Indenture") by and among the Company, the Guarantors and Bank One, N.A., as trustee (the "Trustee"). The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

                In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and, solely with respect to paragraph 2, the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. McAfee & Taft has separately provided to you an opinion with respect to the due incorporation or formation, valid existence and good standing of each of the Company and the Guarantors (other than Richmar Foods, Inc.) and the



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Fleming Companies, Inc.
July 13, 2001
Page 2


authorization, execution and delivery of the Operative Documents. With your permission and the permission of McAfee & Taft, we have assumed that such opinion is correct.

                Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                1. The Securities are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                2. The Guarantee executed by Richmar Foods, Inc., a California corporation ("Richmar") has been duly authorized by all necessary corporate action of Richmar and has been duly executed and delivered by Richmar.

                3. Each of the Guarantees is the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.

                The opinions rendered in paragraphs 1 and 3 relating to the enforceability of the Securities and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the Company's obligation to offer to repurchase the Securities upon the occurrence of a Change of Control (as such term is defined in the Indenture) pursuant to Section 4.08 of the Indenture.

                We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Securities or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                To the extent that the obligations of the Company and the Guarantors under the Operative Documents to which each is a party may be dependent upon such matters, we have assumed for purposes of this opinion that:
(i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the requisite organizational and legal power and authority to perform its obligations under each Operative Document to which it is a party, and (c) has duly authorized, executed and delivered each such Operative Document; (ii) the Indenture constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in



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Fleming Companies, Inc.
July 13, 2001
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compliance, generally and with respect to acting as a trustee under the
Indenture, with all applicable laws and regulations.

                We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein.

                                            Very truly yours,


                                            /s/ LATHAM & WATKINS



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                                   Schedule A

                                   GUARANTORS

                  Guarantors                           STATE OF JURISDICTION OF FORMATION
                  ----------                           ----------------------------------
                  ABCO Food Group, Inc.                              Nevada
                  ABCO Markets, Inc.                                Arizona
                  ABCO Realty Corp.                                 Arizona
                  AG, L.L.C.                                        Oklahoma
                  American Logistics Group, Inc.                    Delaware
                  Baker's Food Group, Inc.                           Nevada
                  Dunigan Fuels, Inc.                                Texas
                  FAVAR CONCEPTS, LTD.                              Delaware
                  Fleming Food Management Co., L.L.C.               Oklahoma
                  Fleming Foods of Texas, L.P.                      Oklahoma
                  Fleming International Ltd.                        Oklahoma
                  Fleming Supermarkets of Florida, Inc.             Florida
                  Fleming Transportation Service, Inc.              Oklahoma
                  Fleming Wholesale, Inc.                            Nevada
                  FuelServ, Inc.                                    Delaware
                  Gateway Insurance Agency, Inc.                   Wisconsin
                  LAS, Inc.                                         Oklahoma
                  Piggly Wiggly Company                             Oklahoma
                  Progressive Realty, Inc.                          Oklahoma
                  Rainbow Food Group, Inc.                           Nevada
                  Retail Investments, Inc.                           Nevada
                  Retail Supermarkets, Inc.                          Texas
                  RFS Marketing Services, Inc.                      Oklahoma
                  Richmar Foods, Inc.                              California
                  Scrivner Transportation, Inc.                     Oklahoma